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                                                                  EXHIBIT 99.3

                                                                                                      EXHIBIT B


                                 THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
                        BOATMEN'S AUTO TRUST 1996-A DISTRIBUTION DATE STATEMENT TO
                                               NOTEHOLDERS
                                             OCTOBER 15, 1996

Principal Distribution Amount
Class A-1 Notes:                           $9,986,140.81   ( $120.82 per $1,000 original principal amount)
Class A-2 Notes:                                   $0.00   (   $0.00 per $1,000 original principal amount)
Class A-3 Notes:                                   $0.00   (   $0.00 per $1,000 original principal amount)

Interest Distribution Amount
Class A-1 Notes:                             $287,156.29   ( $3.47 per $1,000 original principal amount)
Class A-2 Notes:                             $635,000.00   ( $5.29 per $1,000 original principal amount)
Class A-3 Notes:                             $429,433.35   ( $5.63 per $1,000 original principal amount)

Note Balance:
   Class A-1 Notes                        $51,981,678.72
   Class A-2 Notes                       $120,000,000.00
   Class A-3 Notes                        $76,343,707.00

Note Pool Factor:
   Class A-1 Notes                             0.6289001
   Class A-2 Notes                             1.0000000
   Class A-3 Notes                             1.0000000

Certificate Balance                       $11,624,943.00

Certificate Pool Factor                        1.0000000

Servicing Fee                                $224,947.06
Servicing Fee Per $1,000 Note                      $0.77

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